As Filed Electronically with the Securities and Exchange Commission on May 23, 2008

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	57-1003983 (IRS Employer Identification No.)

9335 Harris Corners Parkway, Suite 300, Charlotte, North Carolina (Address of Principal Executive Offices)	28269 (Zip Code)

POLYMER GROUP, INC.

2008 LONG-TERM STOCK INCENTIVE PLAN

(Full Title of the Plan)

Daniel L. Rikard

Vice President, General Counsel and Secretary

Polymer Group, Inc.

9335 Harris Corners Parkway, Suite 300,

Charlotte, North Carolina 28269

(Name and Address of Agent for Service)

(704) 697-5100

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the Registrant is a Large Accelerated Filer, an Accelerated Filer, a Non-Accelerated Filer or a Smaller Reporting Company.  See the definitions of “Large Accelerated Filer,” “Accelerated Filer” and “Smaller Reporting Company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-Accelerated Filer ☐ (Do Not Check if a Smaller Reporting Company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	425,000 shares	$16.00	$6,800,000.00	$267.24

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that may become issuable under the above-named plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and (h) promulgated under the Securities Act, on the basis of the average of the high and low prices reported on the Over-the-Counter Bulletin Board on May 20, 2008, which prices were $16.00 and $16.00, respectively.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement on Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents, which include the statement of availability required by Item 2 of Part I of this Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirement of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

The following documents filed with the Commission are incorporated by reference herein:

•      Our Annual Report on Form 10-K for the fiscal year ended December 29, 2007;

•      Our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2008;

•      Our Definitive Proxy Statement on Schedule 14A filed on April 25, 2008;

•      Our Current Reports on Form 8-K filed on January 22, 2008, January 25, 2008, March 12, 2008, March 18, 2008 and April 11, 2008, respectively; and

•      The description of our Class A Common Stock, which is contained in our registration statement on Form 8-A, filed with the Commission on March 6, 2003, as amended, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Additionally, all documents subsequently filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and be a part hereof from the date of the filing of such document.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Officers and Directors

The Registrant is incorporated under the laws of the State of Delaware. Its Amended and Restated Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), that, to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Registrant or its shareholders. Consequently, no director of the Registrant will be personally liable to the Registrant or its stockholders for monetary damages arising from a breach of fiduciary duty as a director, except for liability:

(a)       for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

(b)       for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

(c)       for any improper payment of dividends or redemption of shares; or

(d)       for any transaction from which the director derives an improper personal benefit.

Further, the Amended and Restated Bylaws of the Registrant provide, as permitted by Section 145 of the DGCL, that each person who was or is made a party or is threatened to be made a party to or is otherwise involved  in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or other enterprise (an “indemnitee”), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, against all expense, liability and loss (including attorneys’ fees) reasonably incurred or suffered by such indemnitee in connection therewith.  This right to indemnification includes the right to be paid by the Registrant the expenses incurred in defending any such proceeding in advance of its final disposition, although, the indemnitee may be required to repay all amounts such an advance if there is a judicial determination that the indemnitee was not entitled to the indemnification  The Registrant may also, by action of its board of directors, provide indemnification to employees and agents of the Registrant with the same scope and effect as the foregoing indemnification of directors and officers.

Section 145 of the DGCL further authorizes the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, arising out of such person’s status as such, whether or not the Registrant would otherwise have the power to indemnify such person under Section 145 of the DGCL.

The Amended and Restated Bylaws of the Registrant also provide that the Registrant may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Registrant would have the power to indemnify such person against such liability under the DGCL.

All of the directors and officers of the Registrant are covered by insurance policies maintained and held in effect by the Registrant against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 8.  Exhibits

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of Polymer Group, Inc. (incorporated by reference to Exhibit 99.1 to the Quarterly Report on Form 10-Q filed on November 12, 2003)
4.2	Amended and Restated By-Laws of Polymer Group, Inc. (incorporated by reference to Exhibit 3.2 to the Annual Report on Form 10-K filed on March 12, 2008)
5.1	Opinion of Parker Poe Adams & Bernstein LLP regarding the legality of securities registered
10.1	Polymer Group, Inc. 2008 Long-Term Stock Incentive Plan (incorporated by reference to Annex I to the Definitive Proxy Statement on Schedule 14A filed on April 25, 2008)
23.1	Consent of Grant Thornton LLP
23.2	Consent of Parker Poe Adams & Bernstein LLP (included in Exhibit 5.1 to this Registration Statement)
24	Power of Attorney (included in the signature page to this Registration Statement)

Item 9.  Undertakings

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on this 22nd day of May, 2008.

POLYMER GROUP, INC.
(Registrant)

By:	/s/ Robert J. Kocourek
Robert J. Kocourek
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert J. Kocourek and Daniel L. Rikard his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Veronica M. Hagen	Chief Executive Officer and Director	May 22, 2008
Veronica M. Hagen

/s/ Robert J. Kocourek	Chief Financial Officer	May 22, 2008
Robert J. Kocourek

/s/ William B. Hewitt	Chairman of the Board of Directors	May 22, 2008
William B. Hewitt

Director
Pedro A. Arias

Director
Ramon Betolaza

/s/ Lap Wai Chan	Director	May 22, 2008
Lap Wai Chan

/s/ Eugene Linden	Director	May 22, 2008
Eugene Linden

/s/ Wade D. Nesmith	Director	May 22, 2008
Wade D. Nesmith

/s/ James A. Ovenden	Director	May 22, 2008
James A. Ovenden

/s/ Charles E. Volpe	Director	May 22, 2008
Charles E. Volpe